Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-228293) on Form S-8 of Alpha Metallurgical Resources, Inc. (formerly Contura Energy, Inc.) of our report dated March 15, 2021, relating to the consolidated financial statements of Alpha Metallurgical Resources, Inc., appearing in this Annual Report on Form 10-K of Alpha Metallurgical Resources, Inc. for the year ended December 31, 2020.

/s/ RSM US LLP

Atlanta, Georgia
March 15, 2021